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                                                                    Exhibit 23.2






                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 9, 1999, included in Myers Industries, Inc.'s 1998 Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

Cleveland, Ohio
November 4, 1999